                                LICENSE AGREEMENT

                                     BETWEEN

                         MITSUBISHI CHEMICAL CORPORATION

                                       AND

                         TRIANGLE PHARMACEUTICALS, INC.
















 *** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

                                TABLE OF CONTENTS



ARTICLE 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2.  LICENSES AND MANUFACTURING . . . . . . . . . . . . . . . . . . .  8

ARTICLE 3.  ROYALTIES AND MILESTONE PAYMENTS . . . . . . . . . . . . . . . . 11

ARTICLE 4.  REPORTS AND ACCOUNTING . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 5.  PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 6.  DEVELOPMENT PROGRAM. . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 7.  PATENT PROSECUTION . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 8.  INFRINGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 9.  WARRANTIES AND INDEMNIFICATION . . . . . . . . . . . . . . . . . 32

ARTICLE 10.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 11.  TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE 12.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 13.  TRANSFER OF KNOW-HOW; TECHNICAL ASSISTANCE. . . . . . . . . . . 40

ARTICLE 14.  REGISTRATION OF LICENSE . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 15.  NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE
              COMPETITION AND PATENT TERM RESTORATION ACT. . . . . . . . . . 43

ARTICLE 16.  DISPUTE RESOLUTION AND ARBITRATION. . . . . . . . . . . . . . . 44

ARTICLE 17.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . 46

     THIS LICENSE AGREEMENT is made and entered into as of this 17th day of June 1997, by and between MITSUBISHI CHEMICAL CORPORATION, with its principal offices at 5-2 Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan (hereinafter referred to as "Mitsubishi"), and TRIANGLE PHARMACEUTICALS, INC., with principal offices located at 4 University Place, 4611 University Drive, Durham, NC 27707 (hereinafter referred to as "Triangle").

                                   WITNESSETH:

     WHEREAS, Mitsubishi and Triangle have entered into an Option Agreement, dated as of December 20, 1995 (the "Option Agreement"), pursuant to which Triangle was granted an option to obtain an exclusive license under certain of Mitsubishi's intellectual property rights relating to the Compound (as hereinafter defined); and

     WHEREAS, Triangle has exercised the option in accordance with the terms and conditions specified in the Option Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties agree as follows:

                             ARTICLE 1.  DEFINITIONS

     The following terms as used herein, when written with an initial capital letter, shall have the meaning ascribed to them below:

     1.1 "Affiliate" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least fifty (50%) percent of the voting stock of the other corporation, or

          (a) in the absence of the ownership of at least fifty

(50%) percent of the voting stock of a corporation or (b) in the case of a non-corporate business entity, or non-profit corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

     1.2 "Agreement" or "License Agreement" shall mean this Agreement, including all Appendices attached to this Agreement.

     1.3 "Bulk Drug Substance" shall mean the Compound in bulk form which, if appropriately formulated and finished, would constitute Finished Drug Product .

     1.4 "Compound" shall mean the compound known as MKC-442, with the chemical name 6-Benzyl-(ethoxy methyl)-5-isopropyl uracil including any salts and esters thereof.

     1.5 "Development Program" shall mean the research and development program described in Article 6 of this Agreement.

     1.6 "Direct Manufacturing Cost" shall mean Triangle's or its Affiliate's or sublicensee's, as applicable, direct costs of manufacturing Bulk Drug Substance including labor, materials, utilities, depreciation, allocated manufacturing overhead and other manufacturing expenses applied by Triangle , its Affiliate or sublicensee and conforming to generally accepted accounting principles in the country of manufacture, the details of which shall be as determined in good faith by Triangle. In the event Triangle, its Affiliates or sublicensees purchase Bulk Drug Substance from an independent third party, the Direct Manufacturing Cost for any quantities so purchased shall be the acquisition cost on an F.O.B. formulating site basis (including custom duties) from such third party plus, in the case of any quantities so purchased from any of Mitsubishi's subcontractors identified in Section 13.3, any brokers' fees paid, directly or indirectly, by Triangle in connection with such purchase.

     1.7  "Dollars" shall mean United States dollars.

     1.8  "Effective Date" shall mean the date first written above.

     1.9 "FDA" shall mean the United States Food and Drug Administration or successor entity.

     1.10 "Finished Drug Product" shall mean Bulk Drug Substance formulated into a final dosage form appropriate for human use.

     1.11 "IND" shall mean an Investigational New Drug Application or its domestic or foreign equivalent.

     1.12 "Indemnitees" shall mean (a) in the case of the indemnity set forth in Subsection 9.4(a), Mitsubishi, and its Affiliates and their directors, officers and employees; (b) in the case of the indemnity set forth in Subsection 9.4(b), Triangle, its Affiliates and sublicensees, and their directors, officers and employees; and (c) in the case of the Indemnitees referenced in Section 9.5, the parties identified in Subsections 1.12(a) and 1.12(b) above.

     1.13 "Joint Inventions" shall mean any inventions related to the Compounds or the Licensed Products whether patented or not, which are jointly made during the period beginning on the Effective Date and ending *** after termination or expiration of this Agreement pursuant to Article 11 by at least one (1) Mitsubishi employee or person contractually required to assign or license patent rights covering such inventions to Mitsubishi and at least one (1) Triangle employee or person contractually required to assign or license patent rights covering such inventions to Triangle.

     1.14 "Joint Know-How" shall mean all inventions, discoveries, trade secrets, information, data, formulas, procedures and results which are useful for development, registration, manufacturing, using or selling of the Compounds or the Licensed Products


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


which are developed jointly by at least one (1) Mitsubishi employee or person contractually required to assign or license such data and know-how to Mitsubishi and at least one (1) Triangle employee or person contractually required to assign or license such data or know-how to Triangle, during the period beginning on the Effective Date and ending *** after termination or expiration of this Agreement pursuant to Article 11. All Joint Know-How shall be owned jointly by the parties hereto. Triangle shall have the exclusive right to use such Joint Know-How in the Territory, unless the license granted pursuant to Section 2.1 is terminated in a given country or countries of the Territory by Mitsubishi pursuant to Section 6.3 or 11.2 or by Triangle pursuant to Section 11.3, in which case, Mitsubishi shall have a non-exclusive right to use the Joint Know-How in such country or countries. Mitsubishi shall have the exclusive right to use such Joint Know-How outside the Territory.

     1.15 "Licensed Product(s)" shall mean any Compound or any pharmaceutical product containing the Compound as an active ingredient, alone or in combination with other active ingredients.

     1.16 "Major Market Country" shall mean Germany, France, the United Kingdom or the United States of America.

     1.17 "Mitsubishi Know-How" shall mean all inventions, discoveries, trade secrets, information (including all information relating to subcontractors), experience, data, formulas, procedures and results which are useful for development and registration of the Compounds or the Licensed Products and the development, registration, manufacturing, using or selling of the Licensed Products which are rightfully held by Mitsubishi as of the Effective Date, or which are not Joint Know-How or Joint Inventions and are developed or acquired by Mitsubishi during the period beginning on the Effective Date and ending upon termination or

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


expiration of this Agreement pursuant to Article 11 including, but not limited to, all manufacturing know-how of (a) Mitsubishi and (b) to the extent Mitsubishi has the right to disclose to and license third parties, its subcontractors which supply Bulk Drug Substance pursuant to Section 2.5.

     1.18 "Mitsubishi Patents" shall mean all patents and patent applications in the Territory owned or controlled by Mitsubishi or under which Mitsubishi has a right to practice with the right to extend such right to practice to Triangle (including, but not limited to, all patents and patent applications of Mitsubishi's subcontractors which supply Bulk Drug Substance pursuant to Section
2.5 to the extent Mitsubishi has the right so to extend such right to practice), which contain claims the rights to which are useful for the development, registration, manufacturing, using or selling of the Compounds and Licensed Products which are filed prior to or during the term of this Agreement in the United States or any foreign jurisdiction, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and any other United States and foreign patent or inventor's certificate with regard thereto. Mitsubishi Patents shall include but not be limited to those listed in Appendix A attached hereto.

     1.19 "NDA" shall mean a New Drug Application or its domestic or foreign equivalent.

     1.20 "Net Sales" of Licensed Products which contain as their active ingredients only the Compound shall mean the gross sales price of such Licensed Products billed by Triangle, its Affiliates or sublicensees to independent customers less (a) normal and customary trade, quantity and cash discounts, all rebates, sales, use, or other similar taxes, and all transportation, insurance and handling charges; and (b) all credits and allowances to such independent customers on account of returns or retroactive price reductions in lieu of returns, whether during the specific royalty period or not.

     1.21 "Net Sales" of Licensed Products which contain as their active ingredients both the Compound and other compounds (a "Combination Product") shall mean the gross sales price of such Combination Product billed by Triangle, its Affiliates or sublicensees to independent customers, less all the allowances, adjustments, reductions, discounts, taxes, duties, rebates or other items referred to in Section 1.20 multiplied by a fraction, the numerator of which shall be the average invoice price per gram of Compound contained in the most comparable stock keeping unit of any product having the Compound as the sole active ingredient during the applicable royalty period in the applicable country of the Territory, when such comparable product is sold for the same indication as such Combination Product and the denominator of which shall be the average invoice price per gram of the Compound sold alone as described immediately above plus the average invoice price(s) per gram of the other active ingredient(s) contained in such Combination Product in such country during the applicable royalty period when such active ingredients are sold alone for the same indication as such Combination Product. If there is no average invoice price per gram in a given country for one or more of the active ingredients comprising a Combination Product, the parties shall discuss in good faith and agree separately on the Net Sales with respect to such Combination Product, taking into account the medical effects and general prices of all of the active ingredients contained therein.

     1.22 "Registration" shall mean, in relation to any Licensed Product, such approvals by the regulatory authorities in a given country (including pricing approvals) as may be legally required before such Licensed Product may be commercialized or sold in such country.

     1.23 "Territory" shall mean the entire world, excluding Japan.

     1.24 "Triangle Know-How" shall mean all inventions, discoveries, trade secrets, information, experience, data, formulas, procedures and results arising solely out of the Development Program or the manufacture, use or sale of the Licensed Product which are useful for development, registration, manufacturing, using or selling of the Compounds or the Licensed Products which are rightfully held by Triangle as of the Effective Date, or which are not Joint Know-How or Joint Inventions and are developed or acquired by Triangle during the period beginning on the Effective Date and ending upon termination or expiration of this Agreement pursuant to Article 11.

     1.25 "Triangle Patents" shall mean all patents and patent applications owned or controlled by Triangle or under which Triangle has a right to practice with the right to extend such right to practice to Mitsubishi which contain claims the rights to which are necessary for the development, registration, manufacturing, using or selling of the Compounds or the Licensed Products, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and any other United States and foreign patent or inventor's certificate with regard thereto.

     1.26 "Valid Claim" shall mean (a) an issued claim of any unexpired patent included among the Mitsubishi Patents, or (b) a pending claim of any pending patent application included among the Mitsubishi Patents, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise or which has not been lost through an interference proceeding.

                      ARTICLE 2. LICENSES AND MANUFACTURING

     2.1  LICENSE UNDER MITSUBISHI PATENTS AND KNOW-HOW.

          Mitsubishi hereby grants Triangle the exclusive right and license to practice the Mitsubishi Patents and the Mitsubishi Know-How to make, have made, use, import, offer for sale, sell and have sold Licensed Products (including, but not limited to, Bulk Drug Substance to be used in the formulation of Finished Drug Product) in the Territory during the term of this Agreement.

     2.2 EXTENSION TO AFFILIATES. Triangle shall have the right to extend its rights under the license granted in Section 2.1 to one or more of its Affiliates, provided, that Triangle (a) gives Mitsubishi advance notice of such extension, (b) retains control over that portion of the Development Program which such Affiliate is performing and (c) remains responsible for such Affiliate's compliance with all obligations under this Agreement which apply to such Affiliate.

     2.3 SUBLICENSES. Triangle may grant sublicenses to non-Affiliate third parties upon Mitsubishi's prior written approval (which approval shall not be unreasonably withheld or delayed). In the event Mitsubishi does not respond to a request for approval to sublicense within *** after receiving such request from Triangle, which request must contain information regarding the prospective sublicensee, its business activities, the scope and outline of the sublicense and the portion of the Territory to which the sublicense will apply, such

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request shall be deemed to be approved.  Triangle shall provide Mitsubishi with complete copies of all sublicense agreements within *** of their execution. Triangle shall remain responsible to Mitsubishi for the performance of any Triangle sublicensee under this Agreement.

     2.4 LICENSE UNDER TRIANGLE PATENTS AND KNOW-HOW. Triangle hereby grants Mitsubishi a non-exclusive right and license to practice the Triangle Patents and Triangle Know-How to make, have made, use, import, offer for sale, sell and have sold Licensed Products, with a right to sublicense, outside the Territory and, in the event Triangle's license granted under Section 2.1 is terminated in a given country of the Territory (other than by expiration or by Triangle pursuant to Section 11.2 of this Agreement), in such country from and after the date of termination. The license granted pursuant to this Section 2.4 shall be royalty free in countries outside the Territory and subject to Section 11.4. In the event the license granted pursuant to this Section 2.4 becomes effective in any country of the Territory because Triangle's license is terminated in such country, Mitsubishi shall be obligated to pay Triangle reasonable royalties and other compensation for the license to Triangle Patents in such country.
Triangle and Mitsubishi shall negotiate in good faith in an effort to reach an agreement on such royalties or other compensation. If they fail to reach agreement, the matter shall be resolved in accordance with Article 16.

     2.5  SUPPLY OF BULK DRUG SUBSTANCE.

          (a) Mitsubishi agrees to supply Triangle with those quantities of Bulk Drug Substance necessary for Triangle to perform the Development Program free of charge, not to exceed ***. Such obligation shall include all preclinical studies and Phase I, II and III clinical trials under the Development Program. In the event

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Triangle requires quantities of Bulk Drug Substance in excess of the quantity specified above in order to perform the Development Program and demonstrates the need for such additional quantities to the reasonable satisfaction of Mitsubishi, Mitsubishi agrees to give due consideration to Triangle's request for such additional quantities; provided, however, that the cost of such additional quantities shall be divided equally between Mitsubishi and Triangle.

          (b) The delivery schedule for all Bulk Drug Substance shall be determined from time to time by mutual agreement of the parties. All Bulk Drug Substance supplied pursuant to this Section 2.6 shall (i) be manufactured in accordance with Current Good Manufacturing Practices as promulgated by the FDA,
(ii) be suitable for use in formulating Finished Drug Product, and (iii) meet specifications, determined in accordance with applicable analytical methodology, to be mutually agreed upon in good faith by the parties hereto as promptly as practicable after the Effective Date. In the event of any failure by Mitsubishi in supplying the Bulk Drug Substance conforming to such requirements, Mitsubishi's sole obligation to Triangle shall be promptly to replace the defective quantities with conforming Bulk Drug Substance. In no event will Mitsubishi be liable to Triangle for any damage or losses on account of such failure.

          (c) During the Development Program, Mitsubishi shall also provide Triangle, free of charge, with those quantities of (i) analytical reference materials and (ii) all impurities and degradation products to the extent they are available to Mitsubishi which are measured when performing the analytical methodology for the Bulk Drug Substance and the Licensed Product and which are required by Triangle to conduct the analytical work necessary to obtain Registration of the Licensed Product in each country of the Territory.

          (d) Mitsubishi shall allow, and shall cause its subcontractors to allow, Triangle employees and/or consultants and FDA and other regulatory personnel to perform any quality assurance audits of Mitsubishi's and its subcontractors' manufacturing facilities that may be required of Triangle by any governmental authority or reasonably requested by Triangle.

          (e) Mitsubishi hereby certifies that it has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335a (a) and (b). In the event that during the term of this Agreement, Mitsubishi becomes debarred or receives notice of an action or threat of an action with respect to its debarment, Mitsubishi shall notify Triangle immediately. Mitsubishi hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. Section 335a (a) or (b) in connection with the performance of services hereunder. In the event that Mitsubishi becomes aware of the debarment or threatened debarment of any individual, corporation, partnership or association (the "Debarred Entity") providing services to Mitsubishi which directly or indirectly relate to activities under this Agreement, Mitsubishi shall notify Triangle immediately. Upon Triangle's request, Mitsubishi agrees to cease using the services of the Debarred Entity.

                  ARTICLE 3.  ROYALTIES AND MILESTONE PAYMENTS

     3.1 LICENSE FEE. As partial consideration for entering into this Agreement, Triangle agrees to pay Mitsubishi a license fee of Five Hundred Thousand Dollars ($500,000), payable within thirty (30) days after the Effective Date; provided, however, that Triangle shall be entitled to offset (a) *** percent (***%) of the out-of-pocket costs incurred by it in engaging the Authorized CRO (as defined in the Option Agreement) to perform Development Work (as defined in the Option Agreement) in excess of the *** reimbursed to Triangle by Mitsubishi pursuant to the Option Agreement and (b) all of the out-of-pocket costs incurred by Triangle in engaging contract toxicology laboratories to perform toxicology studies relating to the Licensed Product required by relevant governmental agencies; provided, further that the offset described in Subsection 3.1(a) shall not exceed *** and the sum of the offsets described in Subsections 3.1(a) and 3.1(b) shall not exceed ***. Triangle shall submit an invoice to Mitsubishi within thirty (30) days after payment of the license fee which sets forth the offsets to which Triangle is entitled. Mitsubishi agrees to pay Triangle the amount of such offsets within thirty (30) days after Triangle submits its invoice.

     3.2  MILESTONE PAYMENTS.

          (a) Triangle shall pay Mitsubishi a milestone payment ("Milestone Payment") in the amount specified below no later than thirty (30) days after the occurrence of the corresponding event designated below (except as otherwise specified in Subsection 3.2(b)) in the event Mitsubishi exercises the option set forth therein):

               Event                                        Milestone Payment
               -----                                        -----------------

 (i) ***
     ***                                                       $ ***
(ii) ***
                                                               $ ***
                                                               -----------
                              TOTAL MILESTONE PAYMENTS         $ ***



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          (b)  Mitsubishi may, at its discretion and subject to the
provisions of this Subsection 3.2(b), elect to replace the Milestone Payment payable under clause (i) of Subsection 3.2(a) with the following two Milestone Payments, payable within *** after the occurrence of the corresponding events designated below:

               Event                                      Milestone Payment
               -----                                      -----------------

 (i) ***                                                    $ ***
     ***                                                      ***

(ii) ***                                                    $ ***
     ***                                                      ***
                                                              ***
                                                              ***
                                                              ***
                                                              ***


Triangle shall notify Mitsubishi upon NDA filing in the first Major Market Country for the first Licensed Product. Thereafter, Mitsubishi shall have *** to elect to exercise the option set forth in this Subsection 3.2(b). In the event Mitsubishi elects not to exercise such option or fails to notify Triangle of its election within such *** period, the option shall expire and the provisions of Subsection 3.2(a) shall apply.

          (c) As used in Subsection 3.2(b), Triangle "Common Stock" shall mean the common stock, $0.001 par value, of Triangle. All Triangle Common Stock which is issued pursuant to Subsection 3.2(b) shall be issued directly to Mitsubishi by Triangle as restricted securities pursuant to an investment intent letter in form and substance acceptable to Triangle. The fair market value of the Triangle Common Stock shall be deemed to equal the closing selling price per share for Triangle Common Stock on the Nasdaq National Market on the date Mitsubishi exercises its option in the case of clause (i) of Subsection 3.2(b) and such closing selling price per share on the date of Registration in the case of clause (ii) of


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Subsection 3.2(b).  If there is no closing selling price on the date in question, then the closing selling price shall be the closing selling price on the last preceding date for which such quotation exists.

     3.3  EARNED ROYALTIES; DURATION AND REDUCTION.

          (a) Triangle shall pay Mitsubishi a royalty equal to *** percent (***%) (the "Initial Royalty Rate") of the Net Sales of Licensed Products sold in the Territory by Triangle and its Affiliates and sublicensees for the periods and subject to the reductions set forth in this Agreement.

          (b) Royalties shall be paid in respect of Licensed Products in a given country for a period of *** after commercial introduction of Licensed Products in such country. On the later of the expiration of (i) *** after commercial introduction of a Licensed Product in a given country and (ii) the last to expire of any Valid Claim covering such Licensed Product in such country, the Initial Royalty Rate applicable to Net Sales of such Licensed Product in such country shall be reduced by *** percent
(***%). In addition, if at any time during such *** period, a third party or third parties commence selling a therapeutic product in a country of the Territory and (i) such product contains any Compound ("unlicensed unit sales") and is sold and/or used for the same indication as that of the Licensed Product and (ii) such unlicensed unit sales for any royalty period amount to *** percent (***%) or more of Triangle's unit sales of such Licensed Product in such country in such royalty period, determined in accordance with Subsection 3.3(c) below, then Triangle's royalty obligation in such country with respect to such Licensed Product shall be reduced by *** percent (***%) of the royalty otherwise payable commencing with the royalty period next succeeding the royalty period in which such *** percent (***%)


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


threshold was initially exceeded and shall resume with the royalty period next succeeding the first royalty period in which such *** percent (***%) threshold is no longer exceeded. In no event shall the cumulative effect of the two reductions set forth in this Subsection 3.3(b) result in a royalty rate of less than *** percent (***%) of the Initial Royalty Rate for any Licensed Product.

          (c) For purposes of this Section 3.3, (i) "unlicensed unit sales" and "Triangle unit sales" shall be deemed to mean the grams of Compound contained in the third party product (irrespective of dosage form) or the Licensed Product (irrespective of dosage form), respectively, as reflected on the label of each such unit; and (ii) unlicensed unit sales shall be determined by the sales reports of *** or any successor to *** or any other independent marketing auditing firm selected by Triangle or its sublicensees and reasonably acceptable to Mitsubishi. If Triangle is entitled to a royalty reduction based on unlicensed unit sales pursuant to Subsection 3.3
(b) for any royalty period, it or its sublicensees shall submit the sales report of *** or such other independent firm, as applicable, for the relevant royalty period to Mitsubishi, together with Triangle's or its sublicensees' sales report for the relevant royalty period. Such sales reports for each royalty period in which Triangle is entitled to such royalty reduction shall be submitted with the royalty report for such royalty period submitted pursuant to Section 4.1.

     3.4  ANNUAL MINIMUM ROYALTIES.

          (a) During the term of this Agreement for as long as royalty obligations exist in the United States, Triangle shall use its reasonable efforts to market and sell the Licensed Product in the Territory consistent with those efforts used by it in marketing and


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


selling other comparable HIV products, giving due consideration to relevant market factors in each country. In the event that, during the second full calendar year following the year during which the first FDA Registration is granted for a Licensed Product and each calendar year thereafter for so long as royalty obligations exist in the U.S., Triangle's total annual royalty payments to Mitsubishi pursuant to Section 3.3 above are less than the annual minimum payment set forth opposite such year below (the "Annual Minimum"), Triangle shall make a payment to Mitsubishi together with the report for the fourth quarter of such year required in Section 4.1 of this Agreement equal to the difference between such Annual Minimum and the royalties paid to Mitsubishi for the preceding year pursuant to Section 3.3 above:

               Calendar Year                       Annual Minimum
               -------------                       --------------

               *** . . . . . . . . . . . . . . . . . . $ ***
               *** . . . . . . . . . . . . . . . . . . $ ***
               *** . . . . . . . . . . . . . . . . . . $ ***
               *** . . . . . . . . . . . . . . . . . . $ ***

     3.5 ACCRUAL OF ROYALTIES. No royalty shall be payable on a Licensed Product made, sold, or used for tests or development purposes, including those described in Subsection 2.5 (a), or distributed as samples. No royalties shall be payable on sales among Triangle, its Affiliates and sublicensees, but royalties shall be payable on subsequent sales by Triangle, its Affiliates or sublicensees to a third party. No multiple royalty shall be payable because the manufacture, use, offer for sale, sale or import of a Licensed Product is covered by more than one Valid Claim or at least one Valid Claim and Mitsubishi Know-How.

     3.6 THIRD PARTY ROYALTIES. If Triangle, its Affiliates or sublicensees determine after consultation with Mitsubishi, but at Triangle's sole discretion, that it or they are required to pay royalties and other amounts to any third party because the manufacture, use, offer for sale,


                                       16





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


importation, or sale of a Licensed Product infringes any patent or other intellectual property rights of such third party in a given country ("Third Party Royalties"), Triangle, its Affiliates or sublicensees may deduct the Third Party Royalties from earned royalties thereafter due to Mitsubishi on the Net Sales of such Licensed Product in such country and any Milestone Payments thereafter due to Mitsubishi. In no event shall the royalties due on such Net Sales of such Licensed Product in such country or any Milestone Payment on account of any reduction pursuant to this Section 3.6 be thereby reduced by more than *** percent (***%) of the amount which would have been otherwise payable.

     3.7 COMPULSORY LICENSES. Should a compulsory license be granted to any third party in any country of the Territory to make, have made, use, import, offer for sale or sell Licensed Products, the royalty rate payable hereunder for sales of the Licensed Products by Triangle in such country shall be adjusted to match any lower royalty rate granted to the third party for such country.

     3.8 REDUCTION IN ROYALTY DUE TO COST OF BULK DRUG SUBSTANCE. In the event that, for any Triangle fiscal quarter, the Direct Manufacturing Cost exceeds *** percent (***%) of Net Sales of Licensed Products, the Initial Royalty Rate shall be reduced by *** percent (***%) of the amount by which the Direct Manufacturing Cost exceeds *** percent (***%) but does not exceed *** percent (***%) of Net Sales of Licensed Products. The Direct Manufacturing Cost shall be determined within *** after the close of each Triangle fiscal quarter with respect to such Triangle fiscal quarter. In the event that a deduction is computed to be due Triangle for such Triangle fiscal quarter, Triangle shall be entitled to deduct such amount from the royalties shown as due Mitsubishi in the quarterly report due Mitsubishi with respect to such Triangle fiscal quarter. Any provision of this Agreement to

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the contrary notwithstanding, all reductions in royalties prescribed in other sections of this Article 3 and any limitations applicable to such reductions shall be calculated after taking into effect the reduction prescribed in this
Section 3.8.

                       ARTICLE 4.  REPORTS AND ACCOUNTING

     4.1  ROYALTY REPORTS AND RECORDS.

          (a) During the term of this Agreement commencing with commercial introduction of the first Licensed Product, Triangle shall furnish, or cause to be furnished to Mitsubishi, written reports governing each of Triangle's, Triangle's Affiliates' and Triangle's sublicensees' fiscal quarters showing:

          (i) the gross sales of all Licensed Products sold by Triangle, its Affiliates and sublicensees, during the reporting period, together with the calculations of Net Sales in accordance with Sections 1.20 and 1.21; and

          (ii) the royalties payable in Dollars, which shall have accrued hereunder in respect to such Sales; and

          (iii) the exchange rates used, if any, in determining the amount of Dollars; and

          (iv)   any withholding taxes required to be made from such royalties.

          (b) With respect to sales of the Licensed Product invoiced in Dollars, the gross sales, Net Sales, and royalties payable shall be expressed in Dollars. With respect to sales of the Licensed Product invoiced in a currency other than Dollars, the gross sales, Net Sales, and royalties payable shall be expressed in the domestic currency of the party making the sale together with the Dollar equivalent of the royalty payable, calculated using the simple average of the exchange rates published in the WALL STREET JOURNAL on the last day of each month during the reporting period. If any Triangle Affiliate or sublicensee makes any sales invoiced in a currency other than its domestic currency, the gross sales and Net Sales shall be converted to its domestic currency in accordance with the Affiliate's or sublicensee's normal accounting practices. Triangle or its Affiliate or sublicensee making any royalty payment shall furnish to Mitsubishi appropriate evidence of payment of any tax or other amount deducted from any royalty payment.

          (c) Reports shall be made on a quarterly basis. Quarterly reports shall be due within sixty (60) days of the close of every Triangle fiscal quarter. Triangle shall keep accurate records in sufficient detail to enable royalties and other payments payable hereunder to be determined. Triangle shall be responsible for all royalties and late payments that are due to Mitsubishi that have not been paid by Triangle's Affiliates and sublicensees. Triangle's Affiliates and sublicensees shall have, and shall be notified by Triangle that they have, the option of making any royalty payment directly to Mitsubishi.

     4.2 RIGHT TO AUDIT. Mitsubishi shall have the right, upon prior notice to Triangle, not more than once in each Triangle fiscal year nor more than once in respect of any fiscal year, through an independent certified public accountant selected by Mitsubishi and acceptable to Triangle, which acceptance shall not be unreasonably refused, to have access during normal business hours to those records of Triangle as may be reasonably necessary to verify the accuracy of the royalty reports required to be furnished by Triangle pursuant to Section 4.1 of the Agreement. Such records shall include those relating to the Direct Manufacturing Cost for any Triangle fiscal quarter in which Triangle makes a deduction pursuant to Section 3.8. Triangle shall include in any sublicenses granted pursuant to this Agreement a provision requiring the sublicensee to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Mitsubishi's independent certified public accountant. If such independent certified public accountant's report shows any underpayment of royalties by Triangle its Affiliates or sublicensees, within thirty (30) days after Triangle's receipt of such report, Triangle shall remit or shall cause its sublicensees to remit to Mitsubishi:

          (a)    the amount of such underpayment; and

          (b) if such underpayment exceeds *** (***%) percent of the total royalties owed for the fiscal year then being reviewed, the reasonably necessary fees and expenses of such independent certified public accountant performing the audit. Otherwise, Mitsubishi's accountant's fees and expenses shall be borne by Mitsubishi. Any overpayment of royalties shall be fully creditable against future royalties payable in any subsequent royalty periods. Upon the expiration of *** following the end of any fiscal year, the calculation of royalties payable with respect to such fiscal year shall be binding and conclusive on Mitsubishi and Triangle, unless an audit for such fiscal year is initiated before expiration of such ***.

    4.3 CONFIDENTIALITY OF RECORDS. All information subject to review under this Article 4 shall be confidential. Except where provided by law, Mitsubishi and its accountant shall retain all such information in confidence.

                              ARTICLE 5.  PAYMENTS

    5.1 PAYMENTS AND DUE DATES. Except as otherwise provided herein, royalties and sublicense and other fees payable to Mitsubishi as a result of activities occurring during the period covered by each royalty report provided for under Article 4 of this Agreement shall be due and payable on the date such royalty report is due. Payments of royalties in whole or in

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


part may be made in advance of such due date. All payments shall be made by wire transfer to an account of Mitsubishi designated by Mitsubishi from time to time; provided, however, that in the event that Mitsubishi fails to designate such account, Triangle or its Affiliates and sublicensees may remit payment to Mitsubishi to the address applicable for the receipt of notices hereunder; provided, further, that any notice by Mitsubishi of such account or change in such account, shall not be effective until *** after receipt thereof by Triangle.

    5.2 CURRENCY RESTRICTIONS. Except as hereinafter provided in this Section 5.2, all royalties shall be paid in Dollars. If, at any time, legal restrictions prevent the prompt remittance of part of or all royalties with respect to any country in the Territory where Licensed Products are sold, Triangle or its sublicensee shall have the right and option to make such payments by depositing the amount thereof in local currency to Mitsubishi's accounts in a bank or depository in such country.

     5.3 OVERDUE PAYMENTS. In the event any payment due hereunder is not made when due, the payment shall accrue interest (beginning on the date such payment is due) calculated at the rate of *** percent (***%) per month and such payment when made shall be accompanied by all interest so accrued.

                        ARTICLE 6.  DEVELOPMENT PROGRAM

     6.1 DEVELOPMENT PROGRAM. Subject to Mitsubishi's timely performance of its obligations hereunder, and in complete fulfillment of Triangle's development obligations hereunder and any such obligations implied by law, Triangle will undertake, or will cause its Affiliates and sublicensees to undertake, the development activities described in this Article 6. Triangle shall, at its expense, use its best efforts to conduct a development program (the "Development Program") in the Major Market Countries relating to the use of the Licensed


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Product and to seek Registration for the Licensed Product in the Major Market
Countries. A description of the studies expected to be conducted as part of the Development Program is set forth on Appendix B, attached hereto and made a part hereof. It is understood that such description represents the types of studies presently anticipated and that Appendix B shall be subject to modification by mutual agreement of the parties based on Triangle's reasonable proposal or as otherwise necessary or useful for purposes of obtaining Registration for a Licensed Product in a given country; provided, however, that Mitsubishi shall not unreasonably withhold or delay its agreement to such modifications. The Development Program shall be mutually discussed by the parties hereto and shall take into consideration studies and experiments carried out, or to be carried out by, Mitsubishi and its other licensees outside the Territory, but the activities comprising the Development Program shall be determined at Triangle's sole discretion. Anything in this Agreement to the contrary notwithstanding, Triangle shall be entitled to exercise prudent and justifiable business judgment in meeting its best efforts obligations hereunder. For purposes of this Article 6, "best efforts" shall mean that Triangle shall use reasonable efforts consistent with those used by it in its development projects with other compounds in its development portfolio deemed to have comparable commercial potential.

     6.2 FULFILLMENT. Subject to the foregoing provisions of this Article 6, Triangle's best efforts obligations set forth in this Article 6 shall be deemed to have been satisfied if Triangle:

          (a) files in at least one Major Market Country what it reasonably believes to be a complete NDA for a Licensed Product with the appropriate regulatory agency within such *** after the Effective Date;
provided, however, said ***


                                       22






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


period shall be subject to up to *** extensions of *** each at Triangle's election by payment to Mitsubishi of a sum of *** for each such *** extension;

          (b) files in the remaining Major Market Countries what it reasonably believes to be a complete NDA for a Licensed Product with the appropriate regulatory agency within *** after the Effective Date; provided, however, that said *** period shall be subject to up to *** extensions of *** each at Triangle's election by payment to Mitsubishi of a sum of *** for each such *** extension;

          (c) receives Registration for such Licensed Product in each Major Market Country within *** after filing an NDA in such country; and

          (d) commercially introduces, or causes its Affiliates or sublicensees to commercially introduce, such Licensed Product in each Major Market Country of the Territory within *** after Registration of such Licensed Product in such Major Market Country, if otherwise commercially feasible. Extension payments under Subsections 6.2(a) and 6.2(b) shall be made within the first *** of each such extension period.

     6.3  MITSUBISHI REMEDIES.

          (a) In the event Triangle fails to meet any diligence requirements set forth in Subsection 6.2(a), 6.2(b) or 6.2(c) in respect of all Major Market Countries, and does not demonstrate to Mitsubishi's reasonable satisfaction that, despite Triangle's efforts, the failure to meet the diligence requirement was delayed due to reasons beyond Triangle's reasonable control, Mitsubishi shall have the option, as its sole and exclusive remedy, to terminate the


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


Agreement in the entire Territory, except that, to the extent Triangle has met the diligence requirements in a given Major Market Country, Mitsubishi shall not be entitled to terminate this Agreement in such Major Market Country. The remedy set forth in this Section 6.3 shall be Mitsubishi's sole and exclusive remedy.

          (b) Prior to exercising any rights under this Section 6.3, Mitsubishi shall give Triangle *** notice and shall meet with Triangle, at Triangle's request and expense, during such *** period, to discuss any disagreements about whether Triangle has complied with the applicable diligence requirements of this Article 6. Upon expiration of such *** period, Mitsubishi shall have the right in its sole discretion to proceed with the exercise of all rights and remedies provided for herein unless the applicable diligence requirement is fulfilled during such *** period.

          (c) Upon termination by Mitsubishi of this Agreement in a country of the Territory pursuant to this Section 6.3, the provisions of Section 11.4 shall apply in respect of such country

     6.4 DEVELOPMENT NON-MAJOR MARKET COUNTRIES. No later than Triangle's filing of an NDA for a Licensed Product in the last Major Market Country, Triangle shall directly, or through or in collaboration with Affiliates and sublicensees, commence its best efforts:

          (a) to obtain Registration for a Licensed Product in such other countries of the Territory as Triangle deems appropriate; and

          (b) upon Registration of a Licensed Product in a particular country proceed with due diligence to market such Licensed Product in such country.


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In the event Triangle has not filed an NDA in any Non-Major Market Country within *** of the Effective Date or, having done so, has not obtained a Registration for a Licensed Product in such country within *** from the Effective Date, upon Mitsubishi's request, the parties shall meet and attempt to agree on appropriate Registration activities which should occur in such country. The remedy set forth in this Section 6.4 shall be Mitsubishi's sole and exclusive remedy.

     6.5 PUBLICATIONS. Each party reserves the right to publish or publicly present the results of its own development activities in respect of the Licensed Products (the "Results"). The party proposing to publish or publicly present the Results (the "publishing party") will, however, submit a draft of any proposed manuscript, abstract or speech to the other party (the "non-publishing party") for comments at least fifteen (15) days prior to submission for publication or oral presentation. The non-publishing party shall notify the publishing party in writing within fifteen (15) days of receipt of such draft whether such draft contains Information (as hereinafter defined) of the non-publishing party which it considers to be confidential under the provisions of
Article 10 hereof, or information that if published would have an adverse effect on a patent application for which the non-publishing party has primary patent prosecution responsibility pursuant to Article 7 of this Agreement. In the latter case, the non-publishing party shall have the right to request a delay and the publishing party shall delay such publication for a period not exceeding ***. In any such notification,


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the non-publishing party shall indicate with specificity its suggestions regarding the manner and degree to which the publishing party may disclose such information. The publishing party shall have the final authority to determine the scope and content of any publication, provided that such authority shall be exercised with reasonable regard for the interests of the non-publishing party, except that no publication will contain any Information disclosed by the non-publishing party to the publishing party without the non-publishing party's prior written permission. Each party shall cause its Affiliates, licensees or sublicensees, as the case may be, to comply with the requirements of this
Section 6.5 with respect to any of their proposed publications.

     6.6 PROGRESS REPORTS. Each party (the "reporting party") shall, no less frequently than once every *** until a Licensed Product has been Registered, provide the other party (the "reviewing party") with a written report summarizing all activities of the reporting party, its Affiliates and licensees or sublicensees, as the case may be, related to the development of Licensed Products. The reviewing party may comment on the progress of the reporting party's development activities when reviewing such progress reports and the reporting party shall give due consideration to such comments, it being understood that Triangle shall make ultimate decisions in respect of the Development Program and Mitsubishi shall make ultimate decisions in respect of the development of the Licensed Products outside the Territory.

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                         ARTICLE 7.  PATENT PROSECUTION

     7.1 TITLE TO INVENTIONS. Each party shall have and retain sole title in inventions, whether or not patentable, made by it or on its behalf (as by its employees or agents) in the course of work performed under this Agreement.

     7.2 MITSUBISHI INVENTIONS. Mitsubishi shall, in consultation with Triangle, file such patent applications regarding any of Mitsubishi's sole inventions which are useful for the development, registration, manufacture, use or sale of the Compounds or Licensed Products in the Territory, and thereafter shall diligently and in the exercise of its discretion in a manner reasonably consistent with the goals and expectations of the parties, giving due and reasonable consideration to Triangle's position, prosecute and maintain in force the resulting Mitsubishi Patents all at the expense of Mitsubishi. Mitsubishi shall enable Triangle to directly contact and confer with Mitsubishi's patent attorney, at Triangle's expense, with respect to the prosecution of any patent applications constituting part of the Mitsubishi Patents and shall use its reasonable efforts to amend, correct or refile any patent or patent application included in the Mitsubishi Patents to include claims reasonably requested by Triangle. The territorial scope of such filings shall be the subject of specific discussion between the parties, but shall include all Major Market Countries and all other countries reasonably requested by Triangle to the extent not already applied for as of the Effective Date. If for any reason Mitsubishi declines to file a patent application or, having filed, declines to prosecute or maintain any of the Mitsubishi Patents within the Territory, Triangle may so file, prosecute or maintain in Mitsubishi's name and at Triangle's expense in such country, in which event, Mitsubishi shall at Triangle's request and expense, provide all reasonable assistance; provided, however, that Triangle shall be entitled to credit the out-of-pocket expenses so incurred against earned royalties due hereunder with respect to Licensed Products sold in such country.

     7.3  TRIANGLE INVENTIONS.   Triangle shall, in consultation with
Mitsubishi, file such patent applications regarding any of Triangle's sole inventions which are useful for the development, registration, manufacture, use or sale of the Compounds or Licensed Products, and thereafter shall diligently and in the exercise of its discretion in a manner reasonably consistent with the goals and expectations of the parties hereunder, giving due and reasonable consideration to Mitsubishi's position, prosecute and maintain in force the resulting Triangle Patents all at Triangle's expense. Triangle shall enable Mitsubishi to directly contact and confer with Triangle's patent counsel, at Mitsubishi's expense, with respect to the prosecution of any patent applications constituting part of the Triangle Patents and shall use its reasonable efforts to amend, correct or refile any patent or patent application included in the Triangle Patents to include claims reasonably requested by Mitsubishi. The territorial scope of such filings shall be the subject of specific discussion between the parties but shall include all Major Market Countries and all other countries reasonably requested by Mitsubishi. If for any reason Triangle declines to file a patent application or, having filed, declines to prosecute or maintain any of the Triangle Patents in any country, Mitsubishi may so file, prosecute or maintain in Triangle's name and at Mitsubishi's expense in such country, in which event, Triangle shall at Mitsubishi's request and expense, provide all reasonable assistance.

     7.4 JOINT INVENTIONS. With respect to Joint Inventions (a) all patent applications and patents with respect thereto shall be jointly owned by Mitsubishi; (b) Triangle and its sublicensees and assigns shall be free to use such patents including the Territory and Mitsubishi and its licensees shall be free to use such patents outside the Territory, without payment of royalty or accounting therefor; (c) each party agrees to consult with the other party and to give due and reasonable consideration to the other party's position in determining the territorial scope of patent filings within the Territory (in the case of Triangle) and outside the Territory (in the case of Mitsubishi), and the prosecution and maintenance in force, of resulting patent rights based on Joint Inventions; and (d) Triangle shall have the initial responsibility to file any patent application and prosecute and maintain any resulting patent rights on Joint Inventions, in which event Mitsubishi shall, at Triangle's request, provide all reasonable assistance and shall promptly reimburse Triangle *** percent (***%) of the out-of-pocket expenses so incurred to Triangle.

     7.5  FURTHER OBLIGATIONS.

          (a) Except as otherwise provided in Articles 8 and 15, each party's responsibilities for patent prosecution activities pursuant to this Article 7 shall also include all other EX PARTE and INTER PARTES activities relating to the relevant patent applications and patents, including all interference, opposition and observation proceedings before any patent offices and litigation pertaining to the validity, enforceability, allowability or subsistence of such patent applications and patents. Each party agrees to give due consideration to the other party's position with respect to any such patent prosecution activities (which term, as used herein, shall include without limitation, any INTER PARTES activities of the type described in the first sentence of this subsection 7.5 (a)). In the event a party fails to initiate or pursue any patent prosecution activities for which it is responsible, or having commenced such patent prosecution activities, declines to pursue such patent prosecution activities, the other party may initiate, pursue or assume such patent prosecution activities, at its expense; provided, however, that in the case of Triangle's initiation, pursuit or assumption of patent prosecution activities in respect of Mitsubishi Patents in a given country, Triangle shall be able to credit the out-of-pocket expenses so incurred against earned royalties due hereunder with respect to Licensed Products sold in such

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country.

          (b) In conducting its patent prosecution activities under this Agreement, each party may use patent attorneys selected by it in its own discretion. In addition to the other obligations set forth in this Article 7, each party undertakes to keep the other party throughout the term of this Agreement regularly informed of the status and progress of the patent prosecution activities it undertakes under this Agreement including, but not limited to, supplying the other, upon reasonable request, with all correspondence with the United States, Japan or European patent office counterparts with respect to the United States, Japan and European patents and patent applications. To the extent that a party has not previously done so, or promptly upon request by the other party in order to assist such other party in connection with any of its activities or the exercise of any of its rights pursuant to Articles 7 and 8, such party shall provide the other party with such additional relevant documentation which such other party may reasonably request relating to such patent applications and patents in the Mitsubishi Patents or Triangle Patents, as applicable, including but not limited to, copies thereof and access to laboratory notebooks, other supporting data and relevant employees. If a party decides to abandon or allow to lapse any patent application or patent or not to initiate or any other patent prosecution activity for which it has patent prosecution responsibility pursuant to this Article 7, it shall give the other party notice thereof in a sufficiently timely manner so as to enable such other party to determine whether to assume patent prosecution activity in connection therewith. Each party shall use its best efforts to give such notice at least *** before any abandonment, lapse or any other relevant deadline.

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                            ARTICLE 8.  INFRINGEMENT

     8.1 THIRD PARTY INFRINGEMENT. If Triangle or Mitsubishi becomes aware of any activity that it believes represents a substantial infringement of a Valid Claim, the party obtaining such knowledge shall promptly advise the other of all relevant facts and circumstances pertaining to the potential infringement. Mitsubishi shall have the right to enforce any rights within the Mitsubishi Patents against such infringement, at its own expense. Triangle shall have the right to enforce any rights within the Triangle Patents and patents relating to Joint Inventions, at its expense.

     8.2 TRIANGLE'S RIGHT TO PURSUE THIRD PARTY INFRINGERS. If Mitsubishi shall fail, within *** after receiving notice from Triangle of a potential infringement of the Mitsubishi Patents or after providing Triangle with notice of such infringement, either (a) to terminate such infringement or
(b) to institute an action to prevent continuation thereof and, thereafter, to prosecute such action diligently, or if Mitsubishi notifies Triangle that it does not plan to terminate the infringement of the of the Mitsubishi Patents or institute such action, then Triangle shall have the right to do so. Mitsubishi shall cooperate with Triangle in such effort, including being joined as a party to such action if necessary. Any damage award or settlement payments made to Mitsubishi in connection with any action filed by it relating to infringement of the Mitsubishi Patents, after first reimbursing Mitsubishi for its expenses, shall be equally divided by the parties. In the event Triangle institutes any action relating to infringement of the Mitsubishi Patents, Triangle may deposit up to *** percent (***%) of any royalties and Milestone Payments which are otherwise payable to Mitsubishi during the pendency of any such infringement action in an interest-bearing escrow account (bearing interest at rates comparable to other Triangle deposits of immediately available funds). Triangle shall, upon



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the final resolution or settlement of such infringement action, provide
Mitsubishi with an accounting of the total royalty payments and Milestone Payments escrowed (and interest thereon) and Triangle's expenses incurred in such infringement action. Triangle shall be entitled to offset any expenses which Triangle fails to recoup from any damage award or settlement payments arising from such infringement action against such escrowed royalties and Milestone Payments. Any escrowed payments (and interest thereon) in excess of Triangle's unrecouped expenses shall be immediately paid to Mitsubishi. Any damage award or settlement payments made to Triangle in excess of Triangle's expenses in connection with any infringement action it initiates relating to the Mitsubishi Patents shall be divided as follows: *** percent (***%) to Mitsubishi and *** percent (***%) to Triangle. Any damage award or settlement payments made to Triangle in connection with any action relating to infringement of the patents relating to Joint Inventions, after first reimbursing Triangle for its expenses, shall be equally divided by the parties. Any damage award or settlement payments made to Triangle in connection with any action relating to infringement of the Triangle Patents shall be retained by Triangle.

                    ARTICLE 9. WARRANTIES AND INDEMNIFICATION

     9.1   WARRANTIES OF MITSUBISHI.

           (a) Mitsubishi represents and warrants that: (i) Mitsubishi has disclosed to Triangle all potential patent rights in the control of third parties known to Mitsubishi which may be needed to commercialize any Licensed Products ; and (ii) Appendix A is a complete and accurate list of all patents and patent applications included in the Mitsubishi Patents as of the date hereof. Mitsubishi will, from time to time during the term of this Agreement,


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promptly provide Triangle, upon request, with an updated version of Appendix A.

           (b) Mitsubishi further represents and warrants that it is the exclusive owner of all right, title and interest in the patents and patent applications identified in Appendix A.

     9.2 WARRANTIES OF EACH PARTY. Each party hereto represents to the other that it is free to enter into this Agreement and to carry out all of the provisions hereof, including, in the case of Mitsubishi, its grant to Triangle of the license described in Section 2.1.

     9.3 NO LIABILITY FOR CONSEQUENTIAL DAMAGES AND LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.

     9.4   INDEMNIFICATION.

           (a) Subject to compliance by the Indemnitees with their obligations set forth in Section 9.5, Triangle shall defend, indemnify, and hold harmless the Indemnitees, from and against any and all claims, demands, losses, liabilities, expenses, and damages including investigative costs, court costs and reasonable attorneys' fees (collectively, the "Liabilities") which Indemnitees may suffer, pay, or incur as a result of or in connection with, (i) any and all personal injury (including death) and property damage caused or contributed to, in whole or in part, by manufacture, testing, design, use, sale, or labeling of any Licensed Products by Triangle or Triangle's Affiliates or sublicensees, excluding any Liabilities arising as a result of Mitsubishi's or its subcontractor's negligence, intentional misconduct or breach of contract in supplying Bulk Drug Substance and (ii) any material breach by Triangle of its representations, warranties and covenants contained in this Agreement. Triangle's obligations under this Article shall survive the expiration or termination of this Agreement for any reason.

           (b) Subject to compliance by the Indemnitees with their obligations set forth in Section 9.5, Mitsubishi shall indemnify and hold the Indemnitees harmless from and against any and all Liabilities which Indemnitees may suffer, pay or incur as a result of or in connection with any material breach by Mitsubishi of any of its representations, warranties and covenants set forth in this Agreement. Mitsubishi's obligations under this Article shall survive expiration or termination of this Agreement for any reason.

     9.5 INDEMNIFICATION PROCEDURES. Any Indemnitee which intends to claim indemnification under this Article shall promptly notify the other party (the "Indemnitor") in writing of any matter in respect of which the Indemnitee or any of its employees intend to claim such indemnification. The Indemnitee shall permit, and shall cause its employees to permit, the Indemnitor, at its discretion, to settle any such matter and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any material obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such matter shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee and its employees shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any matter covered by the applicable indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

                          ARTICLE 10.  CONFIDENTIALITY

     10.1 TREATMENT OF CONFIDENTIAL INFORMATION. Except as otherwise provided hereunder, during the term of this Agreement and for a period of five (5) years thereafter:

           (a) Triangle and its Affiliates and sublicensees shall retain in confidence and use only for purposes of this Agreement, any written information and data supplied by or on behalf of Mitsubishi under this Agreement and the Option Agreement; and

           (b) Mitsubishi shall retain in confidence and use only for purposes of this Agreement any written information and data supplied by or on behalf of Triangle to Mitsubishi under this Agreement and the Option Agreement.

     For purposes of this Agreement, all such information and data which a party is obligated to retain in confidence shall be called "Information."

     10.2 RIGHT TO DISCLOSE. To the extent that it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, or any rights which survive termination or expiration hereof, each party may disclose Information to its Affiliates, sublicensees, consultants, outside contractors, actual or prospective investors, and clinical investigators on condition that such entities or persons agree:

           (a) to keep the Information confidential for at least a period of five (5) years from the date of disclosure and to the same extent as each party is required to keep the Information confidential; and

           (b) to use the Information only for those purposes for which the disclosing party is authorized to use the Information.

     Each party or its Affiliates or sublicensees, as applicable, may disclose Information to the government or other regulatory authorities to the extent that such disclosure (i) is necessary for the prosecution and enforcement of patents, or authorizations to conduct preclinical or clinical trials to commercially market Licensed Products, provided such party is then otherwise entitled to engage in such activities in accordance with the provisions of this Agreement, or (ii) is legally required.

     10.3 RELEASE FROM RESTRICTIONS. The obligation not to disclose or use Information shall not apply to any part of such Information that:

           (a) is or becomes patented (but the existence of a patent shall only permit disclosure and not, unless otherwise provided hereunder, use), published or otherwise part of the public domain, other than by unauthorized acts of the party obligated not to disclose such Information (for purposes of this Article 10 the "receiving party") or its Affiliates or sublicensees in contravention of this Agreement; or

           (b) is disclosed to the receiving party or its Affiliates or sublicensees by a third party provided that such Information was not obtained by such third party directly or indirectly from the other party to this Agreement; or

           (c) prior to disclosure under the Option Agreement or this Agreement, as the case may be, was already in the possession of the receiving party, its Affiliates or sublicensees, provided that such Information was not obtained directly or indirectly from the other party to this Agreement; or

           (d) results from research and development by the receiving party or its Affiliates or sublicensees, independent of disclosures from the other party of this Agreement, provided that the persons developing such information have not had exposure to the information received from the other party to this Agreement; or

           (e) is required by law to be disclosed by the receiving party, provided that in the case of disclosure in connection with any litigation, the receiving party uses reasonable efforts to notify the other party immediately upon learning of such requirement in order to give the other party reasonable opportunity to oppose such requirement; or

           (f) Triangle and Mitsubishi agree in writing may be disclosed.

                        ARTICLE 11.  TERM AND TERMINATION

     11.1 TERM. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the expiration of Triangle's obligations to pay royalties hereunder.

     11.2 TERMINATION BY DEFAULT. If either party defaults in the performance of, or fails to be in compliance with, any material agreement, condition or covenant of this Agreement, the non-defaulting party may terminate this Agreement with respect to the defaulting party if such default or noncompliance shall not have been remedied, or reasonable steps shall not have been initiated to remedy the same, within *** after receipt by the defaulting party of a written notice thereof from the non- defaulting party.

     11.3 TERMINATION BY TRIANGLE. Triangle shall have the right to terminate this Agreement in the entire Territory or one or more countries of the Territory (without affecting this Agreement in the remaining countries of the Territory), by giving Mitsubishi *** prior written notice thereof. Triangle shall base any decision to terminate pursuant to this Section 11.3 on the determination that the scientific, regulatory and/or commercial profile of the Licensed Product in the country or countries in question does not justify continued development or marketing of the Licensed Product using the same standard Triangle would use in assessing whether to continue the development or marketing of its other HIV products having a comparable scientific, regulatory and commercial profiles.

     11.4 OBLIGATIONS UPON TERMINATION. If this Agreement is terminated as a result of Triangle's breach pursuant to Section 11.2, or is terminated in whole or in part by Mitsubishi in accordance with Section 6.3 or by Triangle in accordance with Section 11.3, then: (a) in


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

the case of termination in the entire Territory, Triangle shall use its best efforts to return, or at Mitsubishi's direction, destroy, all data, writings and other documents and tangible materials supplied to Triangle by Mitsubishi; and
(b) with respect to those countries with respect to which termination occurs, Triangle shall provide Mitsubishi with full and complete copies of all toxicity, efficacy, and other data generated by Triangle or Triangle's Affiliates, and sublicensees, in the course of Triangle's efforts to develop Licensed Products or to obtain governmental approval for the sale of Licensed Products, including but not limited to any IND, NDA or other documents filed with any government agency in such countries. Mitsubishi shall be authorized to cross-reference any such IND, NDA or other regulatory filings made by Triangle, its Affiliates and sublicensees in the countries in which termination occurs were permitted by law. Mitsubishi shall be entitled to provide information pertaining to the Triangle Patents, Triangle Know-How and Joint Know-How to any third party with a bona fide interest in licensing such technology in the countries in which termination occurs. Such data shall be provided on a confidential basis; provided, however, that if such third party concludes a license with Mitsubishi, such third party shall be free to use such data for all purposes, including to obtain government approvals to sell any product containing any Compound in such countries.

     11.5 EFFECT OF TERMINATION. In the event of any expiration or termination pursuant to this Article 11, neither party shall have any remaining rights or obligations under this Agreement other than as provided below:

           (a) Mitsubishi will have the right to receive all payments accrued prior to the effective date of termination;

           (b) termination or expiration of this Agreement for any reason shall have no effect on the parties' obligations under Articles 8, 9 and 10 or their respective rights in Joint Know-How set forth in Section 1.14;

           (c) termination of this Agreement pursuant to Section 11.2 shall have no effect on the non-defaulting party's rights under Sections 2.1, 2.2, 2.3, 2.4 and 7.4;

           (d) upon expiration of Triangle's royalty obligations under this Agreement in a given country, Triangle shall have a perpetual, fully paid-up license to use Mitsubishi's Know-How in such country;

           (e)  termination of this Agreement by Mitsubishi pursuant to Section
6.3 or 11.2 or by Triangle pursuant to Section 11.3, shall have no effect on the rights and obligations of the parties under Section 11.4; and

           (f) the parties' shall retain any other remedies for breach of this Agreement they may otherwise have.

                             ARTICLE 12.  ASSIGNMENT

     Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Each party may, however, without consent, assign or sell its rights under this Agreement to an Affiliate subject, in the case of Triangle, to the provisions of Section 2.2 of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party has under this Agreement.

            ARTICLE 13.  TRANSFER OF KNOW-HOW; TECHNICAL ASSISTANCE

     13.1 TRANSFER BY MITSUBISHI. Within sixty (60) days following the Effective Date and as far as it has not previously done so, Mitsubishi shall supply Triangle with all Mitsubishi Know-How to the extent it is available to Mitsubishi. With respect to any Mitsubishi Know-How developed by Mitsubishi during the term of this Agreement, such disclosure will be made at least on a quarterly basis or sooner, if practicable.

     13.2  TECHNICAL ASSISTANCE.

           (a) In addition to the specific obligations of Mitsubishi set forth in Article 2, Mitsubishi shall, upon request by Triangle, provide Triangle with reasonable cooperation and assistance, consistent with the other provisions hereof, in connection with the development, use or manufacture of the Licensed Products. Such assistance may include, but is not limited to, development of the formulations of the Licensed Products; procurement of supplies and raw materials; initial developmental and production batch manufacturing runs; process, specification and analytical methodology design and improvement; and, in general, such other assistance as may contribute to the efficient application by Triangle of the Mitsubishi Know-How. In this regard, Mitsubishi agrees to make appropriate employees of Mitsubishi reasonably available to assist Triangle, and Mitsubishi agrees to provide appropriate Triangle personnel with access during normal business hours to the appropriate personnel and operations of Mitsubishi for such periods of time as may be reasonable in order to familiarize Triangle personnel with the Mitsubishi Know-How as applied by Mitsubishi. At Triangle's request, such assistance shall be furnished at Triangle's or its subcontractors' or sublicensees' facilities in the Territory, subject to a mutually agreed upon schedule. Such technical assistance shall include but not be limited to the follow:

           (i) Mitsubishi shall: (A) provide Triangle with access to any and all Drug Master File(s) or counterparts thereof in other countries of the Territory ("DMF") of Mitsubishi relating to the manufacture of Bulk Drug Substance existing as of the Effective Date; (B) provide Triangle with letters of authorization to the FDA and other applicable government authorities in other countries of the Territory to refer to Mitsubishi's DMF's; and (C) reasonably cooperate with Triangle in obtaining access to and letters of authorization to refer to the DMF's of Mitsubishi's subcontractors which are, or will be, supplying any Bulk Drug Substance during the Development Program; and

           (ii) Within thirty (30) days after the Effective Date, Mitsubishi shall provide Triangle promptly after the Effective Date with copies of all documentation in Mitsubishi's possession, including all correspondence between Mitsubishi and its subcontractors, regarding the manufacture of the Bulk Drug Substance which would be necessary or useful to assist Triangle in the commercial production of Bulk Drug Substance or to support Registration of the Licensed Products.

     (b) During the period prior to the first anniversary of the Effective Date, (i) Mitsubishi shall provide up to *** of such technical assistance at Mitsubishi's sole expense and (ii) subsequent to such *** of technical assistance, Mitsubishi shall provide such additional technical assistance as may be reasonably requested by Triangle, provided, that all reasonable out-of-pocket travel costs and expenses incurred by Mitsubishi in rendering technical assistance pursuant to this Section 13.2 in excess of such *** shall be reimbursed to Mitsubishi by Triangle and, in addition, Triangle will pay Mitsubishi a consultancy fee in an amount to be negotiated by the parties hereto in good faith (but not to exceed the consultancy fee, if any, then being charged by

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

Mitsubishi to third parties) for each consultancy day in excess of *** spent by personnel of Mitsubishi in rendering technical assistance to Triangle. Technical assistance furnished pursuant to this Section 13.2 shall continue only until the first anniversary of the Effective Date of this Agreement.

     13.3 MITSUBISHI SUBCONTRACTORS. Triangle agrees to give due consideration to those Mitsubishi subcontractors which are or will be supplying Bulk Drug Substance during the Development Program when making the determination of the subcontractors which will supply Bulk Drug Substance to Triangle for commercial purposes. As of the Effective Date, Mitsubishi subcontractors are ***, a *** corporation, ***, a *** corporation and ***, a *** corporation. In the event Triangle selects subcontractors other than a Mitsubishi subcontractors, it will provide Mitsubishi with notice thereof and specify the reasons therefor.

     13.4 REASONABLE EFFORTS RELATING TO MANUFACTURING COST. The parties hereto recognize their mutual interest in keeping the manufacturing cost of the Bulk Drug Substance as low as reasonably possible. Accordingly, Mitsubishi shall provide Triangle with technical assistance pursuant to Section 13.2 in a timely manner and Triangle shall use its reasonable efforts to reduce such manufacturing cost to the extent reasonably practicable, giving due consideration to pharmaceutical industry quality standards relating to human drug products.

     13.5 TRANSFER BY TRIANGLE. With respect to any Triangle Know-How developed by Triangle during the term of this Agreement, Triangle shall supply Mitsubishi with such Triangle Know-How on at least a quarterly basis or sooner, if practicable.

     13.6 LANGUAGE OF DISCLOSURES. All disclosures pursuant to this Agreement will be in English.


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

                      ARTICLE 14.  REGISTRATION OF LICENSE

     Triangle, at its expense, may register the license granted under this Agreement in any country of the Territory where the use, sale or manufacture of a Licensed Product in such country would be covered by a Valid Claim. Upon request by Triangle, Mitsubishi agrees promptly to execute any "short form" licenses submitted to it by Triangle in order to effect the foregoing registration in such country.

           ARTICLE 15. NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT

     15.1 NOTICES RELATING TO THE ACT. Mitsubishi shall use its best efforts to notify Triangle of (a) the issuance of each U.S. patent included among the Mitsubishi Patents, giving the date of issue and patent number for each such patent; and (b) each notice pertaining to any patent included among the Mitsubishi Patents which Mitsubishi receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter the "Act"), including but not necessarily limited to notices pursuant to Sections 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") or a "paper" NDA. Such notices shall be given promptly, but in any event within *** of Mitsubishi's notice of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

     15.2 AUTHORIZATION RELATING TO PATENT TERM EXTENSION. Mitsubishi hereby authorizes Triangle (a) to include in any NDA for a Licensed Product, as Triangle may deem appropriate under the Act, a list of patents included among the Mitsubishi Patents that relate to such Licensed Product and such other information as Triangle in its reasonable discretion believes is appropriate to be filed pursuant to the Act; (b) to commence suit for any infringement of the


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

Mitsubishi Patents under Section 271(e) (2) of Title 35 of the United States Code occasioned by the submission by a third party of an IND or a paper NDA for a Licensed Product pursuant to Sections 101 or 103 of the Act; and (c) subject to Mitsubishi's consent (which consent will not be unreasonably withheld or delayed), to exercise any rights that may be exercisable by Mitsubishi as patent owner under the Act to apply for an extension of the term of any patent included among the Mitsubishi Patents. In the event that applicable law in any other country of the Territory hereafter provides for the extension of the term of any patent included among the Mitsubishi Patents in such country, upon request by Triangle, Mitsubishi shall use its best efforts to obtain such extension or, in lieu thereof, shall authorize Triangle or, if requested by Triangle or its sublicensees to apply for such extension, in consultation with Mitsubishi. Mitsubishi agrees to cooperate with Triangle or its sublicensees, as applicable, in the exercise of the authorization granted herein or which may be granted pursuant to this Section 15.2 and will execute such documents and take such additional action as Triangle may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a proper party in any suit for infringement brought by Triangle under subsection (b) above. Triangle and Mitsubishi shall share equally the costs and expenses, including but not limited to attorneys' fees of any suit for infringement brought by Triangle under subsection (b) above.

                 ARTICLE 16.  DISPUTE RESOLUTION AND ARBITRATION

     16.1 INITIAL RESOLUTION. In the case of any disputes between the parties arising from this Agreement, and in case this Agreement does not provide a solution for how to resolve such disputes, the parties shall discuss and negotiate in good faith a solution acceptable to both parties and in the spirit of this Agreement. If after negotiating in good faith pursuant to the foregoing sentence, the parties fail to reach agreement, then the President of the

Pharmaceuticals and Diagnostics Company of Mitsubishi and the Chief Executive Officer or Chief Operating Officer of Triangle shall discuss in good faith an appropriate resolution to the dispute. If these executives fail, after good faith discussions, to reach an amicable agreement then the parties shall submit to binding arbitration pursuant to Section 16.2.

     16.2  ARBITRATION.

           (a) Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement, including, without limitation, disputes with respect to the rights and obligations of the parties following termination) not settled by the procedures set forth in Section 16.1 above or the breach or alleged breach of a material provision of this Agreement shall be adjudicated by arbitration in accordance with the UNCITRAL Arbitration Rules then in effect. The appointing authority shall be the London Court of Arbitration. In such event, either party may initiate arbitration by notice to the other party as required the UNCITRAL Arbitration Rules. There will be three arbitrators, one selected by Mitsubishi, and one selected by Triangle. The third arbitrator will be selected by the first two arbitrators and will be of a different nationality than the first two arbitrators and the parties. The third arbitrator will serve as presiding arbitrator of the tribunal. Any arbitration shall be governed by the following rules:

           (b) The forum shall be in ***, the language for proceedings shall be in ***, and the applicable substantive law shall be the law prevailing in the ***.

           (c) A hearing shall commence no later than ninety (90) days after initial notice by one party to the other requesting arbitration, and shall continue from day to day thereafter until completed unless adjourned by mutual consent. The arbitration panel shall

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

render its decision in writing within thirty (30) days following conclusion of hearings.

           (d) Any arbitration proceeding may proceed in the absence of any party if thirty (30) days notice has been given to that party. A decision agreed on by at least two of the arbitrators shall be the decision of the arbitration panel. Each party shall bear its own costs and attorneys' fees. Costs of the arbitration panel shall be shared equally by the parties.

                         ARTICLE 17.  GENERAL PROVISIONS

     17.1 EXPORT CONTROLS. Mitsubishi acknowledges that Triangle is subject to United States laws and regulations controlling the export of technical data, biological materials, chemical compositions and other commodities and that Triangle's obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data, biological materials, chemical compositions and commodities may require a license from the cognizant agency of the United States government or written assurances by Mitsubishi that Mitsubishi shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies, or as otherwise prescribed by applicable law or regulation. Triangle neither represents that an export license shall not be required nor that, if required, such export license shall issue.

     17.2 LEGAL COMPLIANCE. Each party shall comply with all laws and regulations relating to the performance of its obligation or the exercise of its rights hereunder.

     17.3 INDEPENDENT CONTRACTORS. It is understood and agreed that the parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party shall have any authority to enter into any contracts or assume any obligations for the other party nor make any warranties or representations on behalf of that other party.

     17.4 PATENT MARKING. Triangle shall mark Licensed Products sold in the United States with United States patent numbers. Licensed Products manufactured or sold in other countries shall be marked in compliance with the intellectual property laws in force in such countries. The foregoing obligations shall be subject to size and space limitations.

     17.5 PUBLICITY. The parties agree to issue mutual press releases concerning their entry into this Agreement, with the content of such releases to be approved (which consent shall not be unreasonably withheld or delayed) in advance by the parties. In all other respects, except as required by law, neither party shall use the name of the other party in any publicity release without the prior written permission of such other party, which shall not be unreasonably withheld. The other party shall have a reasonable opportunity to review and comment on any such proposed publicity release. Except as required by law, neither party shall publicly disclose the terms of this Agreement or issue any publicity release with regard thereto unless expressly authorized to do so by the other party which authorization shall be agreed upon.

     17.6 GOVERNING LAW. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the ***, exclusive of its conflicts of laws principles.

     17.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Mitsubishi and Triangle with respect to the subject matter hereof and shall not be modified, amended or terminated, except as herein provided or except by another agreement in writing executed by the parties hereto. Upon the Effective Date, the Option Agreement shall terminate.


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     17.8  SEVERABILITY.  All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement, not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions, or portions thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which shall implement the commercial purpose of the illegal, invalid, or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

     17.9  FORCE MAJEURE.

           (a) Any delays in, or failure of performance of any party to this Agreement, shall not constitute a default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other concerted acts of workmen, civil disturbances, fires, floods, explosions, riots, war, rebellion, sabotage, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required ("Force Majeure").

           (b) The party asserting the Force Majeure shall promptly notify the other party of the event constituting Force Majeure and of all relevant details of the occurrence and where appropriate an estimate of how long such Force Majeure event shall continue.

           (c) If such Force Majeure event continues thereafter and in any event, the parties shall consult with each other in order to find a fair solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

     17.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.11 NOTICES. All notices, statements, and reports required to be given under this Agreement shall be in writing and shall be deemed to have been given upon delivery in person or, when deposited (a) in the mail in the country of residence of the party giving the notice, registered or certified postage prepaid or (b) with a professional courier service (e.g. FedEx or UPS), and addressed as follows:

     To Mitsubishi: Mitsubishi Chemical Corporation
                    2-24, Higashishinagawa 2-chome,
                    Shinagawa-ku, Tokyo 140, Japan
                    Attn: General Manager, International Operations Department Pharmaceuticals and Diagnostics Company
                    Fax: 3-5463-0705

     To Triangle:   Triangle Pharmaceuticals, Inc.
                    4 University Place, 4611 University Drive
                    Durham, NC 27707, U.S.A.
                    Attn:  Chris A. Rallis, Vice President Business Development,
                    Secretary and General Counsel
                    Fax: (919) 493-5925

Any party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the party to be notified. Notices made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.


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                                       50

     IN WITNESS WHEREOF, Mitsubishi and Triangle have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the day and year indicated above.

                         MITSUBISHI CHEMICAL CORPORATION


                         By: /s/ [ILLEGIBLE]
                            -----------------------------------------
                         Title:  Managing Director
                                -------------------------------------



                         TRIANGLE PHARMACEUTICALS, INC.


                         By: /s/ M. Nixon Ellis
                            -----------------------------------------
                         Title: President and Chief Operating Officer
                                -------------------------------------




                [SIGNATURE PAGE FOR MITSUBISHI LICENSE AGREEMENT]


                                       51

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                                   APPENDIX A


                     MKC-442 Patent Applications and Patents


1)   SUBSTANCE AND USE

                                  United States
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Docket No.     Country        Serial No.     Filed     Patent No.     Grant Date
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                U.S.A.         222,071      3/9/93     5,461,060       24/10/95
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                Continuation of Ser. No. ***, ***


                                     Foreign
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Docket No.     Country        Serial No.     Filed     Patent No.     Grant Date
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               Australia     63262-90       26/9/90    642906          24/2/94
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               S. Africa     90-7701        26/9/90    90-7701         31/7/91
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               Hungary       6019-90        24/9/90    205917          28/7/92
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               Designated States in ***:              ***
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2)   COMBINATION WITH NUCLEOAIDE ANALOGUE

                                  United States
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Docket No.     Country        Serial No.     Filed     Patent No.     Grant Date
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               U.S.A.         253,274       2/6/94     5,604,209       18/2/97
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                                     Foreign
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Docket No.     Country        Serial No.     Filed     Patent No.     Grant Date
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               Designated States in ***:              ***
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                                   APPENDIX B


Description of Studies under the Development Program.

NONCLINICAL
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CLINICAL

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